UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 8, 2004

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	000-16741	94-1667468

(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction incorporation)		Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
EXHIBIT INDEX
Press Release

Item 2.02. Results of Operations and Financial Condition.

     The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such Securities Act filing.

     On November 8, 2004, Comstock Resources, Inc. (“Comstock”) announced financial results for the three and nine months ended September 30, 2004. A copy of the press release announcing Comstock’s financial results for the three and nine months ended September 30, 2004, is attached hereto as Exhibit 99.1.

     The earnings press release contains financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). Comstock has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Operating cash flow is presented in the earnings release because management believes it to be useful to investors. EBITDAX is presented in the earnings release because management believes that EBITDAX, which represents Comstock’s results from operations before interest, income taxes, and certain non-cash items, including depreciation, depletion and amortization and exploration expense, is a common alternative measure of operating performance used by certain investors and financial analysts. The non-GAAP financial measures described above should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in the earnings release.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

99.1 Press Release dated November 8, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: November 8, 2004	By:	/s/ M. Jay Allison

M. Jay Allison
President and Chief Executive Officer

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EXHIBIT INDEX

Item Number	Description
99.1	Press Release dated November 8, 2004.

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